                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                      February 12, 2001 (January 12, 2001)



                                 Tom Brown, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              DELAWARE                        0-3880             95-1949781
   -------------------------------       ----------------    -------------------
   (STATE OR OTHER JURISDICTION OF       (Commission File     (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)            Number)        IDENTIFICATION NO.)


  555 SEVENTEENTH STREET, SUITE 1850
           DENVER, COLORADO                                        80202
----------------------------------------                         ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                                 (303) 260-5000
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
              ----------------------------------------------------
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT)


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         On January 12, 2001, Tom Brown, Inc. ("Tom Brown") completed an acquisition of 97.2% of the outstanding common shares of Stellarton Energy Corporation ("Stellarton"). Tom Brown subsequently acquired the remaining shares of Stellarton pursuant to the compulsory acquisition provisions of the Business Corporations Act (Alberta). Including assumed debt of approximately US$14.5 million, the transaction had a value of US$94.8 million. A Current Report on Form 8-K was filed on January 26, 2001 to report this transaction. Audited financial statements for Stellarton as of and for the years ended December 31, 1999 and 1998 and unaudited financial statements for Stellarton as of September 30, 2000 and for the three and nine months ended September 30, 2000 and 1999 follow.

1  STELLARTON ENERGY CORPORATION


TO THE SHAREHOLDERS OF STELLARTON ENERGY CORPORATION:

We have audited the consolidated balance sheets of Stellarton Energy Corporation as at December 31, 1999 and 1998 and the consolidated statements of income and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in Canada.

                                                           /s/ Ernst & Young LLP

Calgary, Canada
March 8, 2000                                              Chartered Accountants

2  STELLARTON ENERGY CORPORATION


                                                            FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS


As at December 31 (C$)                                       1999           1998
                                                     ------------   ------------

ASSETS (Note 6)
CURRENT

Cash and cash equivalents (Note 3)                     30,181,787             --
Accounts receivable                                    11,536,460      6,811,065
Inventory                                               1,377,113      3,984,941
Prepaid expenses and deposits                             989,853        455,905
                                                     ------------   ------------
                                                       44,085,213     11,251,911
CAPITAL ASSETS (Note 4)                                48,093,554     33,626,065
GOODWILL, NET OF ACCUMULATED AMORTIZATION $777,420             --        926,415
                                                     ------------   ------------
                                                       92,178,767     45,804,391
                                                     ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank position                                             227,807        777,877
Accounts payable and accrued liabilities               15,919,271      9,248,680
Deferred revenue (Note 5)                                      --      2,452,024
Income taxes payable (Note 8)                           2,263,509         53,988
                                                     ------------   ------------
                                                       18,410,587     12,532,569
                                                     ------------   ------------
LONG TERM DEBT (Note 6)                                   820,800      2,702,228
                                                     ------------   ------------
FUTURE SITE RESTORATION COSTS                               1,400         27,992
                                                     ------------   ------------
FUTURE INCOME TAXES                                     5,908,000             --
                                                     ------------   ------------

COMMITMENTS (Note 9)

SHAREHOLDERS' EQUITY

Share capital (Note 7)                                 34,938,353     33,964,947
RETAINED EARNINGS (DEFICIT)                            32,099,627     (3,423,345)
                                                     ------------   ------------
                                                       67,037,980     30,541,602
                                                     ------------   ------------
                                                       92,178,767     45,804,391
                                                     ============   ============


See accompanying notes.

3  STELLARTON ENERGY CORPORATION


                                                            FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME
AND RETAINED EARNINGS (DEFICIT)


For the years ended December 31 (C$)                                1999            1998
                                                            ------------    ------------
Petroleum and natural gas sales                               25,938,291      12,781,384
Royalties, net of Alberta Royalty Tax Credit                  (4,847,946)     (2,361,925)
Production expenses                                           (6,068,771)     (4,768,058)
General and administrative                                    (3,487,421)     (1,963,679)
Depletion and amortization                                    (5,791,157)     (3,536,728)
Provision for site restoration                                  (324,775)       (194,180)
Interest on long-term debt                                      (608,572)       (469,977)
                                                            ------------    ------------
NET INCOME (LOSS) BEFORE TAXES FROM CONTINUING OPERATIONS      4,809,649        (513,163)
INCOME TAXES (Note 8)
     Current                                                          --          84,000
     Future                                                    2,286,000              --
                                                            ------------    ------------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                   2,523,649        (597,163)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS (Note 2)       34,088,323      (2,992,859)
                                                            ------------    ------------
NET INCOME (LOSS) FOR THE YEAR                                36,611,972      (3,590,022)
RETAINED EARNINGS (DEFICIT), BEGINNING OF THE YEAR            (3,423,345)        166,677
RETAINED EARNINGS ADJUSTMENT FOR CHANGES
     IN INCOME TAX POLICY (Note 8)                            (1,089,000)             --
                                                            ------------    ------------
RETAINED EARNINGS (DEFICIT), END OF THE YEAR                  32,099,627      (3,423,345)
                                                            ============    ============
NET INCOME (LOSS) FROM CONTINUING
     OPERATIONS, PER SHARE (Note 10)                                0.12           (0.03)
                                                            ============    ============
NET INCOME (LOSS) PER SHARE (Note 10)                               1.68           (0.18)
                                                            ============    ============

See accompanying notes.

4  STELLARTON ENERGY CORPORATION


                                                            FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS
OF CASH FLOWS

For the years ended December 31 (C$)                                  1999            1998
                                                              ------------    ------------
OPERATING ACTIVITIES
Net income (loss) for the year                                  36,611,972      (3,590,022)
Add (deduct) items not affecting cash
     Depletion and amortization                                  6,351,346       4,606,089
     Provision for site restoration                                324,775         194,180
     Future income taxes                                         4,819,000              --
     Gain on sale of discontinued operations                   (34,344,804)             --
                                                              ------------    ------------
Funds provided by total operations                              13,762,289       1,210,247
                                                              ------------    ------------
Comprised of:
     Funds provided by continuing operations                    11,059,581       3,133,745
     Funds provided by discontinued operations (Note 8)          2,702,708      (1,923,498)
                                                              ------------    ------------
                                                                13,762,289       1,210,247
Net change in non-cash working capital
     items from continuing operations                            1,756,262       2,808,273
Net change in non-cash working capital
     items from discontinued operations                        (11,558,249)     (2,019,421)
                                                              ------------    ------------
                                                                 3,960,302       1,999,099
                                                              ------------    ------------
FINANCING
Repayment of long-term debt                                     (1,881,428)     (4,142,178)
Net proceeds from issue of common shares                           231,300      10,050,512
Deferred revenue (repaid) received                              (2,452,024)      2,452,024
                                                              ------------    ------------
                                                                (4,102,152)      8,360,358
                                                              ------------    ------------
INVESTING
Capitalized development costs and other                           (754,221)     (1,156,115)
Expenditures on petroleum and natural gas properties           (21,860,753)     (8,366,063)
Site restoration expenditures                                     (351,367)        (60,806)
Expenditures on discontinued operations                           (730,952)       (889,142)
Sale of Secure Oil Tools (Note 2)                               54,571,000              --
                                                              ------------    ------------
                                                                30,873,707     (10,472,126)
                                                              ------------    ------------
INCREASE (DECREASE) IN CASH DURING THE YEAR                     30,731,857        (112,669)
BANK POSITION, BEGINNING OF YEAR                                  (777,877)       (665,208)
                                                              ------------    ------------
CASH AND CASH EQUIVALENTS (BANK POSITION), END OF YEAR          29,953,980        (777,877)
                                                              ============    ============
FUNDS PROVIDED BY CONTINUING OPERATIONS PER SHARE (Note 10)           0.51            0.16
                                                              ============    ============

See accompanying notes.

5  STELLARTON ENERGY CORPORATION


                                                       NOTES TO THE CONSOLIDATED
                                                       FINANCIAL STATEMENTS

December 31, 1999 and 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements necessarily involves the use of estimates and approximations that have been made using careful judgment. The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of he accounting policies summarized below.

DESCRIPTION OF BUSINESS

The Company is incorporated under the Business Corporations Act (Alberta). It is engaged n the exploration, development and production of oil and natural gas solely in Canada.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries.

INVENTORY

Inventory is valued at the lower of cost (first-in, first-out method) and net realizable value.

FOREIGN CURRENCY TRANSLATION

Foreign currency balances are expressed in Canadian dollars on the following basis:

         -   Assets and liabilities - at the year-end rate of exchange.

         - Revenues and expenses - at monthly rates of exchange except for amortization which is translated on the same basis at the related assets.

Foreign currency gains and losses on conversion to Canadian dollars are recognized in the period of realization.

CAPITAL ASSETS

PETROLEUM AND NATURAL GAS PROPERTIES

The Company follows the full cost method of accounting for petroleum and natural gas properties. All costs of exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition costs, geological and geophysical expenses, lease rentals on undeveloped properties, costs of drilling both productive and non-productive wells, lease and well equipment and expenses related to acquisition and exploration activities. The Company does not capitalize general and administrative expenses. Proceeds from disposal of properties are applied as a reduction of the cost of remaining assets without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate.

The Company applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of proven reserves at year end. The calculation uses market prices at year end, deducts future production, general and administrative, financing, site restoration (net of salvage values), and income tax costs and adds the lower of cost or estimated market value of unproved properties.

6  STELLARTON ENERGY CORPORATION


Depletion of petroleum and natural gas properties and amortization of lease and well equipment are calculated on the unit-of-production method based upon estimated proven oil and gas reserves. Reserves are converted to common units on the basis that ten thousand cubic feet of natural gas is equivalent to one barrel of oil and liquids.

FUTURE SITE RESTORATION COSTS

The Company provides for the total future liability for site restoration on wells and facilities using the unit-of-production method based upon estimated proved oil and gas reserves. The liability is based on estimates of the anticipated method and extent of site restoration, using current costs and in accordance with existing legislation and industry practice. The liability estimates are provided by the Company's independent reserve engineers. The annual charge is accumulated and the provision is shown as a deferred liability. Actual site restoration costs are applied against the liability as incurred.

JOINT VENTURE OPERATIONS

Substantially all of the exploration and production activities of the Company are conducted jointly with others. These consolidated financial statements reflect only the Company's proportionate interest in such activities.

DEFERRED REVENUE

Advance payments received for orders that will be delivered in the future are deferred and recognized as revenue when such deliveries are made.

FINANCIAL INSTRUMENTS

Financial instruments of the Company consist mainly of cash and cash equivalents, accounts receivable, bank position, accounts payable and accrued liabilities, income taxes payable and long term debt.

As at December 31, 1999 and 1998, there are no significant differences between the carrying amounts of cash and cash equivalents, accounts receivable, bank position, accounts payable and accrued liabilities, income taxes payable and long term debt, and their estimated market values.

MEASUREMENT UNCERTAINTY

The amounts recorded for depletion of petroleum and natural gas properties and amortization of lease and well equipment and for site restoration are based on estimates of reserves and future costs. By their nature, these estimates, and those related to the future cash flows used to assess impairment, are subject to measurement uncertainty and the impact on the consolidated financial statements of future periods could be material.

PER SHARE INFORMATION

Per share information is calculated on the basis of the weighted average number of common shares outstanding during the year. Fully diluted per share information is calculated on the basis of the weighted average number of common shares that would have been outstanding during the year had all the stock options been exercised at the date of their issuance.

GOODWILL

Goodwill arising from the business combinations was amortized on a straight-line basis over twenty years commencing at the time of the combination.

7  STELLARTON ENERGY CORPORATION


INCOME TAXES

The Company adopted the liability method of tax allocation in accounting for income taxes on October 1, 1999 (see Note 8). Under the liability method, future tax assets and liabilities are determined based on the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet. Future tax assets or liabilities are calculated using tax rates anticipated to apply in the tax periods that the temporary differences are expected to reverse. The deferral method of accounting for income taxes was used from January 1, 1999 to September 30, 1999. Under the deferral method, income tax expense was calculated on items of income and expense that were reported in different years in the financial statements and tax returns and measured at the rate in effect in the year the differences originated.

2. DISCONTINUED OPERATIONS - SALE OF SECURE OIL TOOLS ("SECURE")

On November 5, 1999 the Company sold the assets and businesses of Secure to Schlumberger Canada Limited ("Schlumberger") for $54,571,000 plus a $3.0 million holdback due on November 5, 2000 and a $2.0 million holdback due upon certain individuals remaining with Schlumberger through November 5, 2000. The Company will record the $2.0 million holdback amount when the employment conditions are met.

GAIN ON THE SALE OF SECURE

(C$)                                                     1999            1998
----                                             ------------    ------------
Proceeds                                           57,571,000              --
Manufacturing equipment and other assets (net)    (11,390,963)             --
Goodwill (net)                                     (1,477,593)             --
Restructuring costs                                (4,320,406)             --
Transaction costs                                    (741,234)             --
Income taxes                                       (5,326,000)             --
                                                 ------------    ------------
Gain on sale of discontinued operations            34,344,804              --
                                                 ============    ============

RESULTS FROM DISCONTINUED OPERATIONS

(C$)                                                     1999            1998
----                                             ------------    ------------
Sales                                              10,702,092       7,254,393
Operating expenses                                (11,191,757)     (9,177,891)
Depreciation and amortization                        (560,189)     (1,069,361)
                                                 ------------    ------------
Loss before taxes                                  (1,049,854)     (2,992,859)
Income taxes (recovery)                               500,000              --
                                                 ------------    ------------
Net loss for the period                              (549,854)     (2,992,859)
                                                 ============    ============

Net income (loss) from discontinued operations     34,088,323      (2,992,859)
                                                 ============    ============

3. CASH AND CASH EQUIVALENTS

(C$)                                1999            1998
----                        ------------    ------------
Cash and cash equivalents     30,181,787              --
Bank position                   (227,807)       (777,877)
                            ------------    ------------
                              29,953,980        (777,877)
                            ============    ============

Cash and cash equivalents include $27,881,560 of bankers' acceptances with maturities of less than 30 days bearing interest at 5.0 percent.

8  STELLARTON ENERGY CORPORATION


4. CAPITAL ASSETS

                                                1999                              1998
                                   -------------------------------   -------------------------------
                                                       ACCUMULATED                       Accumulated
                                                     DEPLETION AND                     Depletion and
(C$)                                         COST     AMORTIZATION             Cost     Amortization
-----                              --------------   --------------   --------------   --------------
Petroleum and natural gas assets       53,826,416        6,615,739       29,620,231        1,143,769
Manufacturing equipment (Note 2)               --               --        3,281,222          535,521
Other assets                              719,768          279,678          668,846          156,051
Capitalized development costs             442,787               --        1,933,610           42,503
                                   --------------   --------------   --------------   --------------
                                       54,988,971        6,895,417       35,503,909        1,877,843
                                   --------------   --------------   --------------   --------------
Net book value                                          48,093,554                        33,626,065
                                                    ==============                    ==============

5. DEFERRED REVENUE

In July 1998, the Company entered into an agreement with a distributor to sell manufactured products and field service in various locations throughout the world. As part of the agreement the distributor made an advance payment of $US
1.5 million that was recorded as deferred revenue. The distribution agreement was terminated in 1999 and the advance payment was refunded.

6. CREDIT FACILITIES

                                     AVAILABLE      Available        Effective
Facility                             1999 (C$)      1998 (C$)        Interest Rate            1999      1998
--------                            ----------     ----------        ------------------       ----      ----
Demand revolving line               28,000,000     30,500,000        Prime banking rate       6.50%     6.75%
Treasury risk line                   1,500,000        500,000                                  N/A       n/a
Non-revolving acquisition                                            1% plus prime
     demand loan                            --      2,000,000        banking rate              N/A      7.75%
Mortgage loan on manufacturing                                       Fixed until
     facilities                             --        389,528        October 7, 2002           N/A      7.05%

The credit facility is collateralized by a $15 million floating charge debenture, a $75 million supplemental floating charge debenture on the Company's assets and a general assignment of accounts receivable. As at December 31, 1999, $820,800 was drawn under the demand revolving line (December 31, 1998 - $2.7 million).

While the revolving line is of a demand nature, the bank has stated that it is not its intention to call for repayment before January 1, 2001 provided there is no adverse change in the Company's financial position. Accordingly, the demand revolving line is classified as long term.

9  STELLARTON ENERGY CORPORATION


7. SHARE CAPITAL

AUTHORIZED

Unlimited number of Class 1 preferred shares

750,000 Class 1 preferred shares, Series A

Unlimited number of Class A voting common shares

Unlimited number of Class B non-voting common shares

ISSUED

                                                                                Consideration
Class A voting common shares outstanding                                Number           (C$)
----------------------------------------                          ------------  -------------
BALANCE, DECEMBER 31, 1997                                          18,527,564     23,914,435
Special warrants issued for cash which were converted to shares      2,600,000     10,530,000
Exercise of stock options                                              148,667        254,667
                                                                  ------------   ------------
                                                                    21,276,231     34,699,102
Share issue costs                                                           --       (734,155)
                                                                  ------------   ------------
BALANCE, DECEMBER 31, 1998                                          21,276,231     33,964,947
Exercise of stock options                                               62,500        104,375
Exercise of warrants                                                    50,000        137,500
Issued in connection with the acquisition of Cummings Oil Tools        526,316        742,106
                                                                  ------------   ------------
                                                                    21,915,047     34,948,928
Share issue costs                                                           --        (10,575)
                                                                  ------------   ------------
BALANCE, DECEMBER 31, 1999                                          21,915,047     34,938,353
                                                                  ============   ============

STOCK OPTIONS

The Company has a stock option plan for the issuance of Class A voting common shares. The current plan provides awards to employees, officers and directors based on approval from the Board of Directors. The maximum term of options is four years. Options vest and are exercisable on a cumulative basis as to one third on each of the first, second and third anniversary of the grant date. The Company does not record any amounts to compensation expense related to the granting or exercise of options. The amount received by the Company for the common shares issued is credited to Share Capital when exercised.

The Company has reserved 2,061,383 common shares for issuance of stock options. At December 31, 1999, a total of 1,642,532 options were outstanding at exercise prices ranging from $1.00 to $5.15 per share (weighted average $1.98) with expiry dates from January 13, 2000 to September 29, 2003.

                                  Number    Weighted Average
                              of Options        Strike Price
                             -----------    ----------------
BALANCE, DECEMBER 31, 1997     1,474,066    $           1.30
         Awarded                 950,600                2.79
         Exercised              (148,667)               1.71
         Expired                (220,300)               3.25
         Relinquished           (225,000)               4.44
                             -----------    ----------------
BALANCE, DECEMBER 31, 1998     1,830,699    $           2.13
         Awarded                 364,000                2.01
         Exercised               (62,500)               1.67
         Expired                (489,667)               1.49
                             -----------    ----------------
BALANCE, DECEMBER 31, 1999     1,642,532    $           1.98
                             ===========    ================

10  STELLARTON ENERGY CORPORATION


December 31, 1999 Options Outstanding

                                 Number of             Weighted Average
                                   Options                 Strike Price                         Expiry Dates
                                 ---------             ----------------                         ------------
Vested                           1,263,865                  $1.83                Jan 13, 2000 - Jul 14, 2003
Non-vested                         378,667                  $2.50               Mar 13, 2001 - Sept 29, 2003
                                 ---------                  -----               ----------------------------
Total                            1,642,532                  $1.98               Jan 13, 2000 - Sept 29, 2003
                                 ---------                  -----               ----------------------------

8. INCOME TAXES

Effective October 1, 1999 the Company changed its method of accounting for income taxes from the deferral method to the liability method of tax allocation as required by the Canadian Institute of Chartered Accountants Section 3465, Accounting for Income Taxes. As permitted under the new rules, financial statements for all periods prior to October 1, 1999 have not been restated. The cumulative effect of this change as of October 1, 1999 was to increase future income taxes and decrease retained earnings by $1,089,000.

The total provision for income taxes recorded on the consolidated financial statements differs from the amounts which would be obtained by applying the statutory income tax rate to income (loss) before income taxes as follows:

                                                                       1999          1998
                                     --------------------------------------    ----------
                                       DEFERRAL     LIABILITY                    Deferral
(C$)                                     METHOD        METHOD         TOTAL        Method
----                                 ----------    ----------    ----------    ----------
Computed income taxes at the
     statutory rate of 44.62%           883,000     1,263,000     2,146,000    (1,564,000)
Depletion and amortization claimed
     on assets with no tax cost         142,000      (142,000)           --       498,000
Non-deductible royalties and other
     payments to the Crown            1,318,000       384,000     1,702,000       934,000
Resource allowance                     (795,000)     (436,000)   (1,231,000)     (388,000)
Earned depletion                             --      (210,000)     (210,000)
Alberta royalty deduction                    --      (536,000)     (536,000)
Large corporations tax                  120,000        50,000       170,000        60,000
Saskatchewan resource surcharge              --        40,000        40,000        24,000
Accounting losses not recognized
     for tax purposes                  (724,000)      724,000            --       257,000
Other                                   141,000        64,000       205,000       263,000
                                     ----------    ----------    ----------    ----------
                                      1,085,000     1,201,000     2,286,000        84,000
                                     ==========    ==========    ==========    ==========



Excess tax deductions in continuing operations were claimed to reduce taxes on the gain in discontinued operations. The income tax recovery is recorded in funds provided by discontinued operations.

11  STELLARTON ENERGY CORPORATION


At December 31, 1999 the Company has the following balances available to be claimed against future income for tax purposes:

(C$)
----
Undepreciated capital cost                                                                     16,946,000
Canadian development expenditures                                                               7,426,000
Canadian oil and gas property expenditures                                                      8,503,000
Unamortized share issue costs                                                                   1,016,000
                                                                                                ---------

9. COMMITMENTS

As at December 31, 1999, future minimum lease payments principally under leases for office space are as follows:

(C$)
----
2000                                                                                              465,206
2001                                                                                              438,070
2002                                                                                              402,551
2003                                                                                              307,367
2004                                                                                               59,887
                                                                                                ---------
Total                                                                                           1,673,081
                                                                                                =========

10. NET INCOME (LOSS) AND FUNDS PROVIDED BY CONTINUING OPERATIONS PER SHARE

Net income (loss) and funds provided by continuing operations per share are calculated using the weighted average number of shares outstanding during the year. Fully diluted income and funds provided by continuing operations per share were not presented as the potential effect of an exercise of stock options was not materially dilutive.

11. SUBSEQUENT EVENT

Subsequent to the year end the Company made a payment to shareholders amounting to $43,857,587. The payment was comprised of a dividend of $12,080,776 and a return of capital of $31,776,811.

The payment had the financial effect on the Company of reducing cash balances in the Company to zero and increasing long term debt from $0.8 million to $14.5 million. Share Capital on the Company's balance sheet was reduced by the amount of the payment representing the return of capital. Retained Earnings was reduced by the amount of the dividend payment.

12. COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the presentation used in 1999.

12  STELLARTON ENERGY CORPORATION


                                                                       THREE YEAR SUMMARY
                                                          1999                    1998               1997
                                                    ----------              ----------         ----------
FINANCIAL
($ thousands except per share amounts)
Petroleum and natural gas revenue                       25,938                  12,781              8,019
Funds from continuing operations                        11,060                   3,134              2,356
      Per share                                           0.51                    0.16               0.15
Net earnings from continuing operations (loss)           2,524                    (597)               241
      Per share                                           0.12                   (0.03)              0.02
Long-term debt net of working capital                  (24,854)                  3,983              8,126
Shareholders' equity                                    67,038                  30,542             24,081
                                                    ----------              ----------         ----------
OPERATIONS
Production
      Oil & NGLs:                  total (mbbls)           365                     248                154
                                   per day (bbls)        1,000                     680                422
      Natural gas:                 total (mmcf)            619                     394                388
                                   per day (mcf)        16,970                  10,810              6,400
      Barrels of oil equivalent:   total (mboe)            984                     643                388
                                   per day (boe)         2,696                   1,761              1,062
Price
      Oil & NGLs ($/bbl)                                 23.22                   16.16              23.20
      Natural gas ($/mcf)                                 2.81                    2.13               1.85
Reserves
      Oil & NGLs (mbbls)
                Proved                                   3,225                   2,244              1,580
                Probable                                 1,024                     842                797
                Total                                    4,249                   3,086              2,377
      Natural gas (mmcf)
                Proved                                  64,330                  42,070             28,981
                Probable                                22,653                  14,342             14,273
                Total                                   86,983                  56,412             43,254
Wells drilled (gross)
Oil                                                          1                       1                  1
Natural gas                                                 17                       8                 16
Dry                                                          2                       9                  4
Total                                                       20                      18                 21
Net undeveloped land holdings (acres)                   91,900                  55,000             40,500
                                                    ----------              ----------         ----------
COMMON SHARE INFORMATION
Share price (C$/share)
      High                                                4.00                    4.95               6.00
      Low                                                 1.15                    1.00               2.50
      Close                                               3.45                    1.40               4.60
Shares traded (000s)                                    10,116                   5,855              5,334
Number of shares
      Year-end outstanding                          21,915,047              21,276,231         18,527,564
      Year-end outstanding, fully diluted           23,657,246              23,126,930         20,269,763
      Weighted average outstanding                  21,818,554              20,207,267         15,790,968
                                                    ----------              ----------         ----------

1  STELLARTON ENERGY CORPORATION    THIRD QUARTER INTERIM REPORT

CONSOLIDATED BALANCE SHEETS

                                           SEPTEMBER 30     December 31
(C$, unaudited)                                    2000            1999
----------------                           ------------    ------------
ASSETS
CURRENT

Cash and cash equivalents                       754,103      30,181,787
Accounts receivable                          12,672,753      11,536,460
Inventory                                     1,631,359       1,377,113
Prepaid expenses and deposits                 1,608,494         989,853
                                           ------------    ------------
                                             16,666,709      44,085,213
PETROLEUM AND NATURAL GAS PROPERTIES AND
   EQUIPMENT, NET                            63,904,445      47,650,767
OTHER ASSETS, NET                               345,300         442,787
                                           ------------    ------------
                                             80,916,454      92,178,767
                                           ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank position                                        --         227,807
Accounts payable and accrued liabilities     15,816,535      15,919,271
Income taxes payable                          4,132,560       2,263,509
                                           ------------    ------------
                                             19,949,095      18,410,587

LONG TERM DEBT                               17,650,620         820,800

FUTURE SITE RESTORATION COSTS                   434,484           1,400

FUTURE INCOME TAXES                          10,520,226       5,908,000

SHAREHOLDERS' EQUITY
Share capital                                 3,791,741      34,938,353
Retained earnings                            40,651,064      32,099,627
Dividends paid                              (12,080,776)             --
                                           ------------    ------------
                                             32,362,029      67,037,980
                                           ------------    ------------
                                             80,916,454      92,178,767
                                           ============    ============

2  STELLARTON ENERGY CORPORATION    THIRD QUARTER INTERIM REPORT


CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)

                                                           Three months ended               Nine months ended
                                                               September 30                    September 30
(C$, unaudited)                                            2000            1999            2000            1999
--------------                                         ------------    ------------    ------------    ------------
Petroleum and natural gas sales                          15,455,583       7,249,520      38,178,575      17,272,193
Royalties, net of Alberta Royalty Tax Credit             (3,392,533)       (996,078)     (9,347,730)     (3,162,669)
Production expenses                                      (1,814,052)     (1,570,781)     (4,874,067)     (4,355,059)
General and administrative                                 (945,873)       (759,495)     (2,858,690)     (2,335,259)
Depletion and amortization                               (1,939,763)     (1,498,500)     (5,560,338)     (3,817,091)
Provision for site restoration                             (113,349)        (89,445)       (324,801)       (246,410)
Other                                                       (18,348)             --         (97,216)             --
Net interest income (interest on long term debt)           (413,797)       (240,291)       (750,877)       (481,131)
                                                       ------------    ------------    ------------    ------------
NET INCOME BEFORE TAXES FROM CONTINUING OPERATIONS        6,817,868       2,094,930      14,364,856       2,874,574
INCOME TAXES
     Current                                                783,813          73,488       1,573,940         120,325
     Future                                               2,116,260         915,000       4,612,227         915,000
                                                       ------------    ------------    ------------    ------------
NET INCOME FROM CONTINUING OPERATIONS                     3,917,795       1,106,442       8,178,689       1,839,249
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS              318,071        (217,528)        372,747      (1,007,201)
                                                       ------------    ------------    ------------    ------------
NET INCOME FOR THE PERIOD                                 4,235,866         888,914       8,551,437         832,048
RETAINED EARNINGS (DEFICIT), BEGINNING OF THE PERIOD     36,415,198      (4,569,211)     32,099,627      (3,423,345)
RETAINED EARNINGS ADJUSTMENT FOR CHANGES IN
     INCOME TAX POLICY                                           --              --              --      (1,089,000)
                                                       ------------    ------------    ------------    ------------
RETAINED EARNINGS (DEFICIT), END OF THE PERIOD           40,651,064      (3,680,297)     40,651,064      (3,680,297)
                                                       ------------    ------------    ------------    ------------
NET INCOME FROM CONTINUING OPERATIONS, PER SHARE               0.18            0.05            0.37            0.08
                                                       ------------    ------------    ------------    ------------
NET INCOME PER SHARE                                           0.19            0.04            0.38            0.04
                                                       ============    ============    ============    ============

3  STELLARTON ENERGY CORPORATION    THIRD QUARTER INTERIM REPORT


CONSOLIDATED STATEMENT OF CASH FLOWS

Nine months ended September 30 (C$, unaudited)                 2000            1999
---------------------------------------------          ------------    ------------
OPERATING ACTIVITIES

Net income for the period                                 8,551,437         832,048
Add (deduct) items not affecting cash
     Depletion and amortization                           5,560,338       4,379,477
     Provision for site restoration                         324,801         246,410
     Future income taxes                                  4,612,227         915,000
                                                       ------------    ------------
Funds provided by total operations                       19,048,803       6,372,935
                                                       ------------    ------------
Comprised of:
     Funds provided by continuing operations             18,676,056       7,853,075
     Funds provided by discontinued operations              372,748      (1,480,140)
                                                       ------------    ------------
                                                         19,048,803       6,372,935
Net change in non-cash working capital items from
     continuing operations                               (3,298,811)     (2,555,781)
Net change in non-cash working capital items from
     discontinued operations                              1,345,464      (4,718,936)
                                                       ------------    ------------
                                                         17,095,456        (901,782)
                                                       ------------    ------------
FINANCING
Change in long-term debt                                 16,829,820      16,522,205
Net proceeds from issue of common shares                    630,199          71,519
Return of capital                                       (31,776,811)             --
Dividends paid                                          (12,080,776)             --
Deferred revenue repaid                                          --      (2,213,720)
                                                       ------------    ------------
                                                        (26,397,588)     14,380,004
                                                       ------------    ------------
INVESTING
Expenditures on petroleum and natural gas properties    (20,036,698)    (14,541,803)
Site restoration expenditures                               108,282         (88,177)
Expenditures on discontinued operations                      30,650        (667,716)
                                                       ------------    ------------
                                                        (19,897,766)    (15,297,696)
                                                       ------------    ------------
INCREASE (DECREASE) IN CASH DURING THE PERIOD           (29,199,878)     (1,819,474)
CASH AND CASH EQUIVALENTS (BANK POSITION), BEGINNING
     OF THE PERIOD                                       29,953,981        (777,877)
                                                       ------------    ------------
CASH AND CASH EQUIVALENTS (BANK POSITION), END
     OF THE PERIOD                                          754,103      (2,597,351)
                                                       ============    ============
FUNDS PROVIDED BY CONTINUING OPERATIONS PER SHARE              0.84            0.36
                                                       ============    ============

4  STELLARTON ENERGY CORPORATION    THIRD QUARTER INTERIM REPORT

                         STELLARTON ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      UNAUDITED FINANCIAL STATEMENTS

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of Stellarton Energy Corporation ("Stellarton") as of September 30, 2000, and the results of operations and cash flows for the nine-month periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. Management believes the disclosures made are adequate to ensure that the information is not misleading and suggests that these financial statements be read in conjunction with Stellarton's financial statements for the year ended December 31, 1999.

(b)      PRO FORMA FINANCIAL INFORMATION

         The accompanying pro forma consolidated balance sheet and pro forma consolidated statements of operations give effect to Tom Brown's acquisition of all of the outstanding shares of Stellarton.

The pro forma consolidated financial statements comprise historical data which have been retroactively adjusted or combined to reflect the effects of the above-mentioned transaction on the historical consolidated financial statements. The historical information assumes that the transaction for which pro forma effects are shown was consummated on September 30, 2000 for the pro forma consolidated balance sheet and January 1 of each period presented for the pro forma consolidated statements of operations. Such pro forma information should be read in conjunction with the related historical financial information and is not necessarily indicative of the results which would actually have occurred had the transaction been in effect on the date or the beginning of the periods indicated. The pro forma information presented is not intended to be a projection of future financial position or results or operation.

The historical financial statements of Stellarton were prepared in Canadian dollars in accordance with Canadian generally accepted accounting principles. Stellarton's historical balance sheet as of September 30, 2000 and statements of income for the year ended December 31, 1999 and the nine months ended September 30, 2000 have been adjusted to present the results in accordance with United States generally accepted principles and have been translated to U.S. dollars.

                        TOM BROWN, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000

              (IN US DOLLARS, UNLESS OTHERWISE NOTED, IN THOUSANDS)


                                                              CDN$                         ACQUISITION          TOM BROWN
                                           TOM BROWN      STELLARTON(a)   STELLARTON(b)    ADJUSTMENTS          PRO FORMA
                                         -------------    -------------   -------------   -------------       -------------
CURRENT ASSETS:
  Cash and cash equivalents              $      14,364    $         754   $         500   $          --       $      14,864
  Accounts receivable                           63,883           12,673           8,410              --              72,293
  Inventories                                      624            1,631           1,082              --               1,706
  Other                                          1,303            1,609           1,068              --               2,371
                                         -------------    -------------   -------------   -------------       -------------
   Total current assets                         80,174           16,667          11,060              --              91,234
                                         -------------    -------------   -------------   -------------       -------------

PROPERTY AND
  EQUIPMENT, AT COST:
  Oil and gas properties,
   based on the successful efforts
   accounting method                           542,167           75,993          50,429          74,855(c)          667,451
   Gas gathering and processing and
   other plant                                  75,083               --              --              --              75,083
  Other equipment                               27,194              713             473              --              27,667
                                         -------------    -------------   -------------   -------------       -------------
   Total property and
    equipment                                  644,444           76,706          50,902          74,855             770,201

  Less: Accumulated
   depreciation,
   depletion and amortization                  169,945           12,456           8,266          (8,266)(c)         169,945
                                         -------------    -------------   -------------   -------------       -------------
   Net property and equipment                  474,499           64,250          42,636          83,121             600,256
                                         -------------    -------------   -------------   -------------       -------------

OTHER ASSETS:
  Deferred income taxes, net                     9,584               --              --              --               9,584
  Other assets, net                              8,831               --              --          10,766(c)           19,597
                                         -------------    -------------   -------------   -------------       -------------
   Total other assets                           18,415               --              --          10,766              29,181
                                         -------------    -------------   -------------   -------------       -------------
                                         $     573,088    $      80,917   $      53,696   $      93,887       $     720,671
                                         =============    =============   =============   =============       =============


CURRENT LIABILITIES:
  Accounts payable                       $      40,816    $      15,817   $      10,494   $          --       $      51,310
  Accrued expenses                              12,001            4,132           2,743              --              14,744
                                         -------------    -------------   -------------   -------------       -------------
   Total current liabilities                    52,817           19,949          13,237              --              66,054
                                         -------------    -------------   -------------   -------------       -------------

BANK DEBT                                       67,000           17,651          11,713          79,710(c)          158,423
                                         -------------    -------------   -------------   -------------       -------------

DEFERRED INCOME TAXES                               --           10,520           6,981          35,653(c)           42,634
                                         -------------    -------------   -------------   -------------       -------------

OTHER NON-CURRENT
   LIABILITIES                                   3,862              435             289              --               4,151
                                         -------------    -------------   -------------   -------------       -------------
STOCKHOLDERS' EQUITY:
  Common stock and paid-in capital             510,221            3,792           2,516          (2,516)(c)         510,221
  Retained earnings
  (accumulated deficit)                        (60,812)          28,570          18,960         (18,960)(c)         (60,812)
                                         -------------    -------------   -------------   -------------       -------------
   Total stockholders' equity                  449,409           32,362          21,476         (21,476)            449,409
                                         -------------    -------------   -------------   -------------       -------------
                                         $     573,088    $      80,917   $      53,696   $      93,887       $     720,671
                                         =============    =============   =============   =============       =============

    The accompanying notes are an integral part of this financial statement.

                        TOM BROWN, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

(IN US DOLLARS, UNLESS OTHERWISE NOTED; IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                CDN$                           ACQUISITION          TOM BROWN
                                             TOM BROWN      STELLARTON(a)    STELLARTON(b)     ADJUSTMENTS          PRO FORMA
                                           -------------    -------------    -------------    -------------       -------------
REVENUES:
 Gas and oil sales                         $     104,431    $      21,090    $      14,196    $          --       $     118,627
 Marketing, gathering and processing             102,621               --               --               --             102,621
 Drilling                                          5,645               --               --               --               5,645
 Interest income and other                         2,153               --               --               77(d)            2,230
                                           -------------    -------------    -------------    -------------       -------------
  Total revenues                                 214,850           21,090           14,196               77             229,123
                                           -------------    -------------    -------------    -------------       -------------

COSTS AND EXPENSES:
 Gas and oil production                           18,446            6,069            4,085               --              22,531
 Taxes on gas and oil production                   9,934               --               --               --               9,934
 Cost of gas sold                                 97,292               --               --               --              97,292
 Drilling operations                               5,237               --               --               --               5,237
 Exploration costs                                10,013               --               --              160(e)           10,173
 Impairments of leasehold costs                    3,600               --               --               --               3,600
 General and administrative                        9,503            3,487            2,347               --              11,850
 Depreciation, depletion and
 amortization                                     44,215            6,116            4,117            7,355(f)           55,687
 Interest expense and other                        5,560              609              410            5,661(g)(d)        11,631
                                           -------------    -------------    -------------    -------------       -------------
  Total costs and expenses                       203,800           16,281           10,959           13,176             227,935
                                           -------------    -------------    -------------    -------------       -------------

Income
 before income taxes                              11,050            4,809            3,237          (13,099)              1,188

Income tax provision
 Current                                            (903)              --               --               --                (903)
 Deferred                                         (3,390)          (2,286)          (1,539)           5,845(h)              916
                                           -------------    -------------    -------------    -------------       -------------


Net income                                         6,757            2,523            1,698           (7,254)              1,201


Preferred stock dividends                         (1,750)              --               --               --              (1,750)
                                           -------------    -------------    -------------    -------------       -------------

Net income (loss) attributable to common
 Stock                                     $       5,007    $       2,523    $       1,698    $      (7,254)      $        (549)
                                           =============    =============    =============    =============       =============

Weighted average number of common shares
 Outstanding
  Basic                                           32,228                                                                 32,228
                                           =============                                                          =============
  Diluted                                         32,466                                                                 32,228
                                           =============                                                          =============

Net income (loss) per common share
  Basic                                    $        0.16                                                          $       (0.02)
                                           =============                                                          =============
  Diluted                                  $        0.15                                                          $       (0.02)
                                           =============                                                          =============



    The accompanying notes are an integral part of this financial statement.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
 (IN US DOLLARS, UNLESS OTHERWISE NOTED; IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                 CDN$                           ACQUISITION          TOM BROWN
                                              TOM BROWN      STELLARTON(a)    STELLARTON(b)     ADJUSTMENTS          PRO FORMA
                                            -------------    -------------    -------------    -------------       -------------
REVENUES:
 Gas and oil sales                          $     137,961    $      28,831    $      19,588    $          --       $     157,549
 Marketing, gathering and processing              118,970               --               --               --             118,970
 Drilling                                           8,377               --               --               --               8,377
 Interest income and other                            275               --               --               72(d)              347
                                            -------------    -------------    -------------    -------------       -------------
  Total revenues                                  265,583           28,831           19,588               72             285,243
                                            -------------    -------------    -------------    -------------       -------------

COSTS AND EXPENSES:
 Gas and oil production                            18,919            4,874            3,311               --              22,230
 Taxes on gas and oil production                   14,156               --               --               --              14,156
 Cost of gas sold                                 106,213               --               --               --             106,213
 Drilling operations                                7,109               --               --               --               7,109
 Exploration costs                                  6,732               --               --              269(e)            7,001
 Impairments of leasehold costs                     2,700               --               --               --               2,700
 General and administrative                         8,099            2,859            1,942               --              10,041
 Depreciation, depletion and amortization          37,014            5,885            3,998            7,272(f)           48,284
 Interest expense and other                         4,704              848              576            4,835(g)(d)        10,115
                                            -------------    -------------    -------------    -------------       -------------
  Total costs and expenses                        205,646           14,466            9,827           12,376             227,849
                                            -------------    -------------    -------------    -------------       -------------

Income
 before income taxes                               59,937           14,365            9,761          (12,304)             57,394

Income tax provision
 Current                                           (1,526)          (1,574)          (1,069)           1,069(h)           (1,526)
 Deferred                                         (20,997)          (4,612)          (3,133)           4,213(h)          (19,917)
                                            -------------    -------------    -------------    -------------       -------------

Net income                                         37,414            8,179            5,559           (7,022)             35,951

Preferred stock dividends                            (875)              --               --               --                (875)
                                            -------------    -------------    -------------    -------------       -------------

Net income (loss) attributable to common
 Stock                                      $      36,539    $       8,179    $       5,559    $      (7,022)      $      35,076
                                            =============    =============    =============    =============       =============

Weighted average number of common
shares
 Outstanding
  Basic                                            36,228                                                                 36,228
                                            =============                                                          =============
  Diluted                                          38,196                                                                 38,196
                                            =============                                                          =============

Net income (loss) per common share
  Basic                                     $        1.01                                                          $        0.97
                                            =============                                                          =============
  Diluted                                   $        0.98                                                          $        0.94
                                            =============                                                          =============

    The accompanying notes are an integral part of this financial statement.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

         (a) Stellarton historical financial statements, prepared in accordance with Canadian generally accepted accounting principles, stated in Canadian dollars.

         (b) Stellarton's historical financial statements have been translated from Canadian dollars to U.S. dollars as follows:

                  Stellarton's assets and liabilities were translated to U.S. dollars using the exchange rate in effect at September 30, 2000 of $1 Canadian to $.6636 U.S.

                  Stellarton's revenues and expenses for the year ended December 31, 1999 and the nine months ended September 30, 2000 were translated to U.S. dollars using the weighted average exchange rate for the period of $1 Canadian to $.6730 U.S. and $1 Canadian to $.6697 U.S., respectively.

         (c) To eliminate the historical book value of Stellarton's assets and liabilities and to reflect the purchase of Stellarton's stock by Tom Brown. The following table recaps the net pro forma adjustments to eliminate the historical book value of Stellarton's assets and liabilities and the allocation of the purchase price paid for Stellarton to the assets received and the liabilities assumed.

                            ELIMINATION                       PURCHASE        NET PRO
                           OF STELLARTON      PURCHASE         PRICE           FORMA
                             HISTORICAL        PRICE         ALLOCATION      ADJUSTMENT
                           -------------    -------------   -------------   -------------
Current assets             $     (11,060)   $          --   $      11,060   $          --

Oil & gas properties             (50,429)              --         125,284          74,855

Other equipment                     (473)              --             473              --

DD&A                               8,266               --              --           8,266

Other assets(i)                       --               --          10,766          10,766
                           -------------    -------------   -------------   -------------

                           $     (53,696)   $          --   $     147,583   $      93,887
                           =============    =============   =============   =============

Current liabilities        $     (13,237)   $      13,237   $          --   $          --

Long-term debt                   (11,713)          91,423              --          79,710

Deferred income taxes             (6,981)          42,634              --          35,653

Other non-current
liabilities                         (289)             289              --              --

Common stock and paid-in
capital                           (2,516)              --              --          (2,516)

Retained earnings                (18,960)              --              --         (18,960)
                           -------------    -------------   -------------   -------------

                           $     (53,696)   $     147,583   $          --   $      93,887
                           =============    =============   =============   =============

The following table reflects the calculation of the purchase price for
Stellarton:

Current liabilities assumed                          $     13,237
Long-term debt of Stellarton
assumed                                                    11,713
Incremental borrowings by
Tom Brown                                                  79,710
Deferred income taxes(i)                                   42,634
Other non-current
liabilities assumed                                           289
                                                     ------------
                                                     $    147,583
                                                     ============

                  (i) The allocation of the purchase price to the Stellarton assets resulted in a difference between the book and tax basis of the Stellarton assets of approximately $63 million. Based upon Stellarton's historical effective tax rate of 45%, deferred taxes were recognized to the extent that the offsetting increase in the cost basis assigned to the oil and gas properties did not exceed the value of the properties determined with reference to the proved reserve report valuation. This reserve value limitation resulted in the recognition of $10,766,000 of goodwill in conjunction with the acquisition.

                  The allocation of the purchase price to the assets acquired was based upon the estimated relative fair value of each asset. Tom Brown estimated the fair value of Stellarton's current assets, other property, current liabilities and other non-current liabilities to be equivalent to Stellarton's historical net book value. The oil and gas properties of Stellarton were valued based upon proved oil and gas reserve valuations prepared in conjunction with the acquisition and an appraisal was made of the undeveloped leasehold position of Stellarton.

         (d) Interest income included with Stellarton's net interest expense was reclassified to conform with Tom Brown's method of presentation.

         (e) Adjustments were required to expense certain items under the successful efforts method of accounting utilized by Tom Brown that were previously capitalized by Stellarton under the full cost method of accounting. Geological and geophysical costs were the primary difference in the periods presented.

         (f) The increase in the cost basis assigned to Stellarton's oil and gas properties resulted in an increase in the depreciation, depletion and amortization expense.

         (g) Interest expense increased as a result of borrowing approximately $80 million under Tom Brown's then-existing bank line of credit.

         (h) The income tax (provision) benefit was adjusted for the impact of the acquisition and the pro forma adjustments.

(c)      Exhibits.

                  The following exhibit is furnished as part of this report.

                  99.1 - Consent of Independent Chartered Accountants

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2001                Tom Brown, Inc.



                                       By: /s/ Daniel G. Blanchard
                                          --------------------------------------
                                                   Daniel G. Blanchard
                                               Executive Vice President and
                                                 Chief Financial Officer
                                               (Principal Financial Officer)


                                       By: /s/ Richard L. Satre
                                          --------------------------------------
                                                    Richard L. Satre
                                                       Controller
                                              (Principal Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
99.1                       Consent of Independent Chartered Accountants